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                                                                   Exhibit 11


                                  May 27, 1998


Vanguard Quantitative Portfolios, Inc.
Post Office Box 2600
Valley Forge, PA 19482

Gentlemen:

         We have acted as counsel to The Vanguard Group of Investment Companies ("Vanguard Group") and Vanguard Quantitative Portfolios, Inc. (the "Company"), currently organized as a Maryland corporation, in connection with the proposed acquisition by Vanguard Growth and Income Portfolio (the "Acquiring Fund"), a separate series of the Company, of the assets of the U.S. Portfolio (the "Acquired Fund"), a separate series of Vanguard/Trustees' Equity Fund (the "Transaction"). While acting in this capacity, we have acquired a general familiarity with the Company's business operations, practices and procedures. You have asked that we render an opinion in connection with the Transaction regarding the status of the shares of the Acquiring Fund (the "Shares") that will be issued in exchange for the assets of the Acquired Fund. The Shares will be registered for public offer and sale with the U.S. Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "1933 Act") by the filing of a registration statement on Form N-14 (the "Registration Statement").

         We understand that, on May 1, 1998, the shareholders of the Company approved an agreement and plan of reorganization pursuant to which the Company will be reorganized into Vanguard Quantitative Funds (the "Delaware Trust") a Delaware business trust that was recently organized for the sole purpose of facilitating the conversion of the Company into a Delaware business trust. We understand that this reorganization is scheduled to occur on or about May 29, 1998.

         In connection with the preparation of this opinion, we have examined originals, certified copies or copies identified to us as being true copies, of various corporate documents and records of the Company and the Delaware Trust, as well as such other instruments, documents and records as we have deemed necessary in order to render this opinion. In particular, we have examined copies of the Articles of Incorporation and By-Laws of the Company, the Declaration of Trust, Form of Amendment No. 1 to the Declaration of Trust and the By-Laws of the Delaware Trust, the Agreement and Plan of Reorganization ("Agreement and Plan") filed with the Registration Statement. We have assumed the genuineness of all signatures, the authenticity of all documents provided to us, and the correctness of all statements of fact made in those documents.
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Vanguard Quantitative Portfolios
May 27, 1998
Page 2


         On the basis of the foregoing, and assuming that prior to the transaction (i) the reorganization of the Company as a Delaware business trust goes forward as planned, with all necessary actions being taken by or on behalf of the Company and the Delaware Trust by the officers and directors/trustees, (ii) Amendment No. 1 to the Declaration of Trust of the Delaware Trust has been executed by a majority of the trustees; and (iii) the Declaration of Trust and By-Laws of the Delaware Trust are not otherwise amended materially, we are of the opinion that the shares of beneficial interest of the Acquiring Fund (which would then be a separate series of the Delaware Trust) being registered under the 1933 Act by the Registration Statement, will be legally and validly issued, fully paid and non-assessable, upon their issuance to the Acquired Fund as contemplated by the Agreement and Plan.

         In the event that the reorganization of the Company as a Delaware business trust does not take place prior to the closing of the Transaction, we are of the opinion that the shares of common stock of the Acquiring Fund being registered under the 1933 Act by the Registration Statement, will be legally and validly issued, fully paid and non-assessable, upon their issuance to the Acquired Fund as contemplated by the Agreement and Plan.

         We hereby consent to the filing of this opinion with and as a part of the Registration Statement.


                                Very truly yours,